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                                                                    Exhibit 10.8

                               Amendment No. 1 to
                     the International Operating Agreement
                                    Between
                    General Electric Capital Corporation and
                   Certain of its Subsidiaries and Affiliates
                                      and
                    NACCO Material Handling Group, Inc. and
                   Certain of its Subsidiaries and Affiliates
                              Dated April 15, 1998

     WHEREAS, General Electric Capital Corporation ("GECC") and NACCO Materials Handling Group, Inc ("NMHG") each have determined that it is in their best interest to make certain amendments to the above-captioned Agreement (the "Agreement").

     NOW, THEREFORE, in consideration of the above premises and mutual covenants contained hereinbelow, the parties hereto hereby agree that as of October 21, 1998, the Agreement is hereby amended as follows:

     1. Section 1.17 shall be deleted in its entirety and the following substituted in its stead:

     1.17 "WHOLESALE ACCOUNT" shall mean and include any loan or other extension of credit, now or hereafter, by a GE Capital Company to any non-U.S. Dealer secured by Equipment (whether or not such Equipment s purchased by the proceeds thereof or is kept as inventory for sale or as part of the respective Dealer's rental fleet).

     2. The following shall be added after the last sentence in Section 2.1:

     Notwithstanding any provision to the contrary herein, solely with respect to any Customer whose principal residence is in Canada, until the earlier of (i) the termination of the Third Amended and Restated Operating Agreement between Hyster Company and Hyster Credit Corporation dated as of November 21, 1985, as amended and restated as of December 19, 1985 (the "HCC Agreement") or (ii) December 20, 2000, NMHG shall only be required to fulfill its obligations under this Section 2.1 to the extent that such compliance would not, in NMHG's reasonable opinion, violate the terms of the HCC Agreement.

     3. The following shall be added after the last sentence in Section 3.1:

     Notwithstanding any provision to the contrary herein, solely with respect to any Dealer whose principal residence is in Canada, until the earlier of (i) the termination of the Third Amended and Restated Operating Agreement between Hyster Company and Hyster Credit Corporation dated as of November 21, 1985, as amended and restated as of December 19, 1985 (the "HCC Agreement") or (ii) December 20, 2000, NMHG shall only be required to fulfill its obligations under this Section 2.1 to the extent that such compliance would not, in NMHG's reasonable opinion, violate the terms of the HCC Agreement.

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     4. The third sentence of Section 6.3 shall be deleted in its entirety and the following shall be substituted in its stead:

     Each of the NMHG Group will endeavor not to solicit, or enter into, any Retail or Wholesale Account (or enter into any partnership, joint venture or other arrangement with any other party to provide any of the foregoing) for Equipment, except that any of the NMHG Group may make equity investments in, or general loans and other extensions of credit to or for the benefit of, Dealers from time to time which may be secured by general liens on inventory, receivables, equipment and other assets of the Dealer, and except that NMHG may fulfill all of its obligations under the HCC Agreement so long as the HCC Agreement shall be effective, but not beyond December 19, 2000.

     This Agreement shall become fully effective as of its execution by both GECC and NMHG. Except as modified hereby, the terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year first above written.


GENERAL ELECTRIC CAPITAL                NACCO MATERIALS HANDLING
CORPORATION                             GROUP, INC.


By: /s/Christopher H. Richmond          By: /s/Reginald R. Eklund
    ____________________________            ________________________________
Title: Vice President                   Title: President and Chief Executive
                                               Officer